UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 20, 2023

ELLINGTON FINANCIAL INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34569	26-0489289
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
53 Forest Avenue
Old Greenwich, CT 06870
(Address and zip code of principal executive offices)
Registrant's telephone number, including area code: (203) 698-1200
Not Applicable
(Former Name or Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value per share	EFC	The New York Stock Exchange
6.750% Series A Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	EFC PR A	The New York Stock Exchange
6.250% Series B Fixed-Rate Reset Cumulative Redeemable Preferred Stock	EFC PR B	The New York Stock Exchange
8.625% Series C Fixed-Rate Reset Cumulative Redeemable Preferred Stock	EFC PR C	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01.    Entry Into a Material Definitive Agreement.
The disclosure set forth below under Item 1.02 of this Current Report on Form 8-K is incorporated by reference herein.
Item 1.02.    Termination of a Material Definitive Agreement.
As previously disclosed, on June 30, 2023, Great Ajax Corp., a Maryland corporation (“Great Ajax”), Ellington Financial Inc., a Delaware corporation (“EFC”), and EF Acquisition I LLC, a Maryland limited liability company and a direct, wholly-owned subsidiary of EFC (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which it was agreed that, subject to the terms and conditions therein, Great Ajax would be merged with and into Merger Sub, with Merger Sub remaining as a wholly-owned subsidiary of EFC.
On October 20, 2023, Great Ajax and EFC entered into a Termination Agreement (the “Termination Agreement”) pursuant to which, among other things, Great Ajax and EFC mutually agreed to terminate the Merger Agreement and the transactions contemplated thereby. EFC has agreed to pay Great Ajax $16 million of which $5 million is payable in cash and $11 million was paid as consideration for 1,666,666 shares of Great Ajax common stock, which were purchased at a per share price of $6.60. EFC will now hold approximately 6.1% of Great Ajax’s stock. In addition, an affiliate of the external manager of EFC owned 273,983 shares of Great Ajax common stock as of June 30, 2023. EFC remains a securitization joint venture partner as well. The Termination Agreement also mutually releases the parties from any claims of liability to one another relating to the Merger Agreement and the terminated transaction.
The foregoing descriptions of the Merger Agreement and the Termination Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of (i) the Merger Agreement, which was previously filed as Exhibit 2.1 to Great Ajax’s Current Report on Form 8-K filed on July 3, 2023, and (ii) the Termination Agreement, which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.
Item 7.01.    Regulation FD Disclosure.
On October 20, 2023, Great Ajax and EFC issued a joint press release announcing the termination of the Merger Agreement. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1 and is hereby incorporated by reference.
The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 furnished pursuant to Item 9.01, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section, nor shall such information, including Exhibit 99.1, be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.
Item 9.01.    Financial Statements and Exhibits

Exhibit Number	Description
10.1	Termination Agreement, dated as of October 20, 2023, by and between Great Ajax Corp. and Ellington Financial Inc.
99.1	Joint Press Release dated October 20, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
Forward-Looking Statements
This communication contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical in nature and can be identified by words such as “believe,” “expect,” “anticipate,” “estimate,” “project,” “plan,” “continue,” “intend,” “should,” “would,” “could,” “goal,” “objective,” “will,” “may,” “seek” or similar expressions or their negative forms. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time and are beyond our control. Forward-looking statements speak only as of the date they are made. Neither EFC nor Great Ajax assumes any duty or obligation (and does not undertake) to update or supplement any forward-looking statements. Because forward-looking statements are, by their nature, to different degrees, uncertain and subject to numerous assumptions, risks and uncertainties, actual results or future events, circumstances or developments could differ, possibly materially, from those that EFC or Great Ajax anticipated in its forward-looking statements, and future results and performance could differ materially from historical performance. Factors that could cause or contribute to such differences include, but are not limited to, those set forth in the section entitled “Risk Factors” in EFC’s most recent Annual Report on Form 10-K and Great Ajax’s most recent Annual Report on Form 10-K and EFC’s and Great Ajax’s Quarterly Reports on Form 10-Q filed with the SEC, and other reports filed by EFC and Great Ajax with the SEC, copies of which are available on the SEC’s website, www.sec.gov. The list of factors presented here is not, and should not be, considered a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELLINGTON FINANCIAL INC.

Date:	October 20, 2023	By:	/s/ JR Herlihy
JR Herlihy
Chief Financial Officer
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